UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2011
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MERA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	333-23460	04-3683628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73-4460 Queen Ka'ahumanu Highway, Suite 110
Kailua-Kona, Hawaii 96740
(Address of Registrant's principal executive offices and principal place of business)

(808) 326-9301
(Telephone number of Registrant's principal executive office)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01  CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

    On June 10, 2011 the Company engaged Webb & Company, PA (WEBB) to audit its financial statements.  The decision to engage Webb was approved by the audit committee of the Company’s board of directors and ratified by the full Board.

    Prior to its engaging Webb, the Company’s financial statements were audited by Jewett Schwartz.  Jewett Schwartz was initially engaged by the Company on September 2, 2003.  Under a series of successive engagements, Jewett Schwartz reviewed the Company’s periodic filings on Form 10-Q and its current filings on Form 8-K through June 13, 2009 and 2010.  The Company decided not to extend the engagement of Jewett Schwartz, which was approved by the Board of Directors which the Company confirmed in writing on June 10.  During this period there were no disagreements between the Company and Jewett Schwartz on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of, would have caused Jewett Schwartz to make a reference to the subject matter of the disagreement(s) in connection with its audit of the Company’s financial statements or its review of any periodic filings.

    In connection with its engagement by the Company, Jewett Schwartz did express uncertainties about the Company’s ability to continue as a going concern and, provided comments and suggestions on the effectiveness of the Company’s controls and procedures, but did not express any adverse opinions or disclaimers of opinion or qualification or modification as to uncertainty, audit scope or accounting principles in its audit reviews.

    A copy of a letter from Jewett Schwartz addressed to the Securities and Exchange Commission stating whether Jewett Schwartz agrees or disagrees with the above statements is attached as an exhibit to this Report on Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

16.1           Letter of former accountants, Jewett, Schwartz, Wolfe & Associates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERA PHARMACEUTICALS, INC.

Date:	June 14, 2011	By:	/s/ Gregory F. Kowal
Gregory F. Kowal Chief Executive Officer